DEAN HELLER
204 North Carson Street, Suite I
Carson City, Nevada 89701-4299
776) 684 5708



     Certificate of Amendment
    (PURSUANT TO NRS 78.385 and 78.390)


                                              ABOVE SPACE IS FOR OFFICE USE ONLY


             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)



1.   Name of corporation:
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Quadtech international Inc.
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2.   The articles  have been amended as follows  (provide  article  numbers,  if available):
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Article  4(a) Number of shares with Par value:  200,000,000.  Par Value:  $0.001
Number of shares without par value: 0.

(b) Upon effectiveness of the one-for-ten (1-10) reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 13,682,244 prior to the reverse stock split to 1,368,225 following the reverse stock split. No fractional shares shall be issued. Any shareholders, who beneficially owns of a fractional share of the Corporation's common stock after the reverse stock split, will received a whole share in lieu of a fractional share . The Capital of this Corporation will be reduced as a result of the reverse stock split.
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3.  The  vote by  which  the  stockholders  holding  shares  in the  corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by provisions of the * articles of incorporation have voted in favor of the amendments is: 9,537,000 (69.7%)
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4. Effective date of filing (optional):              Immediately
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                                        (must be not later than 90 days after
                                               the certificate is filed)
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5. Officer Signature (required):/s/  James Meier


If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a major4 of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required,


                                  Nevada Secretary of State AM 78 385 Amend 2003 Revised on: O9/29/05


This form must be accompanied by appropriate fees.